Exhibit 10.4

Execution Version

AMENDED AND RESTATED AMENDMENT TO JOINT VENTURE AGREEMENT

AND JOINDER

This AMENDED AND RESTATED AMENDMENT TO JOINT VENTURE AGREEMENT AND JOINDER (this “Amendment”) entered into on August 18, 2025, but effective for all purposes as of June 5, 2025 (the “Amended Effective Date”), is made by and among:

Capital Latinoamericano, S.A. de C.V., a corporation organized under the laws of Mexico (“MP”);

ODYSSEY MARINE EXPLORATION INC., a corporation organized under the laws of the U.S. (“Odyssey” and, together with MP, the “JV Parties” and each, individually, a “JV Party”);

OCEANICA RESOURCES, S. DE R.L., a company organized under the laws of Panama (“Oceanica”);

OCEÁNICA RESOURCES MÉXICO, S. DE R.L. DE C.V., a company organized under the laws of Mexico (“ORM”); and

EXPLORACIONES OCEÁNICAS, S. DE R.L. DE C.V., a company organized under the laws of Mexico (“ExO” and, together with MP, Oceanica, ORM and Odyssey, the “Parties” and each, individually, a “Party”).

RECITALS:

WHEREAS, the JV Parties, Oceanica and ExO are party to that certain Joint Venture Agreement dated as of December 23, 2024 (the “JV Agreement”); capitalized terms used but not defined in this Amendment have the meanings ascribed thereto in the JV Agreement);

WHEREAS, the JV Parties formed the JV Entity in accordance with Section 3.15 of the JV Agreement as a Mexican company named PHOSAGMEX, S.A.P.I. de C.V. on June 4, 2025;

WHEREAS, the Parties entered into an Amendment to Joint Venture Agreement and Joinder dated as of June 5, 2025, and a Second Amendment to Joint Venture Agreement dated as of June 30, 2025 (together, the “Original Amendment Agreements”);

WHEREAS, the Parties desire to enter into this Amendment to amend and restate the Original Amendment Agreements in their entirety. Upon execution and delivery of this Amendment by the Parties, the Original Agreement shall be deemed to be void ab initio.

Execution Version

WHEREAS, the JV Parties have agreed to certain modifications to the JV Agreement as set forth herein;

WHEREAS, Odyssey holds the majority of the equity interests in ORM, which will become the partnership successor to Oceanica; and

WHEREAS, the Parties have agreed that ORM will join the JV Agreement as a Party;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the sufficiency of which is agreed upon, the Parties hereto hereby agree as follows.

ARTICLE I.
AMENDMENT
1.01
The JV Agreement is hereby amended as follows:
(a)
The definition of “Party” and “Parties” as set forth in the Recitals is amended by including “ORM” among the entities so defined.
(b)
Section 1.01 is amended by inserting the following new definition in the correct alphabetical order: “ORM” means Oceánica Resources México, S. de R.L. de C.V., a company organized under the laws of Mexico.”
(c)
The definition of “Change of Control” in Section 1.01 is amended and restated in its entirety to read as follows (the modified text is bolded and underlined (where added) and struck-through (where deleted)):

““Change of Control” means, with respect to a JV Party, the occurrence of any of the following events: (1) the sale, transfer, conveyance or other disposition of all or a majority of the assets of the JV Party and its Affiliates to a third party (in each case, except as contemplated by this Agreement); (2) the acquisition of beneficial ownership, directly or indirectly, by any person or group (within the meaning of the United States Securities Exchange Act of 1934 and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date of this Agreement) of common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of such JV Party; or (3) a merger, reorganization~~, transaction~~, consolidation or ~~other~~similar event involving such JV Party in which the stockholders of the JV Party, immediately prior to such event would not, immediately after the event, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined ordinary voting power of the resulting ultimate parent company. For clarity any bona fide internal reorganization or similar transaction undertaken

Execution Version

without the intent of circumventing the terms of this definition (and the other provisions of this Agreement in which such definition is used) shall not constitute an Change of Control.

(d)
The following new Section 3.16 is inserted after Section 3.15:

“3.16. Initial Contributions. On a date to be agreed by the JV Parties (the “Initial Contributions Closing Date”), which Initial Contributions Closing Date shall be on or prior to September 5, 2025,

(a)
(i) ExO shall assign the legal rights to the Concessions to the JV Entity, in exchange for consideration with a value of US$1,968,855.43 (the “ExO Consideration”), in accordance with the valuation determined by an independent and reputable valuation firm in transfer pricing matters; and (ii) Odyssey or ORM shall contribute to the JV Entity the value of the ExO Consideration to be paid by the JV Entity to ExO, which amount may be in the form of a payable owed by ExO to Odyssey or its affiliates, plus cash in immediately available funds in the amount of US$157,508.43;
(b)
MP or its affiliates shall contribute, or cause to be contributed, to the JV Entity MP’s Initial Contribution, which shall include (i) cash in immediately available funds in the amount of US$157,508.43 and (ii) non-monetary contributions to be agreed in writing by the JV Parties on or prior to the Initial Contribution Closing Date relating to MP's participation in the Project through the Initial Contribution Closing Date that the Parties agree has a value equal to the ExO Consideration;
(c)
ExO’s transfer of the legal rights to the Concessions will include data, information and documents relating to the Concessions and will be pursuant to a Contrato de Cesión de Titularidad de Concesiones Mineras Sujeta a Condición Suspensiva between ExO and the JV Entity dated on or prior to June 6, 2025, and such other agreements required to implement the transfer;
(d)
ORM’s contribution pursuant to subsection (a) and MP’s Initial Contribution pursuant to subsection (b) shall be pursuant to contribution agreements effective as of the Initial Contribution Closing Date between them and the JV Entity in form and substance reasonable satisfactory to the JV Parties; and
(e)
Notwithstanding the timing or structure of any contributions, transfers or payments pursuant to this Section 3.16, the Parties agree that the ownership in the JV Entity shall in all cases be allocated equally in accordance with Section 3.15.”

Execution Version

(e)
Each of subsections 4.01(b)(iv), 4.01(c) and 4.01(d) is hereby deleted in its entirety and “Reserved.” is hereby inserted in lieu thereof.
(f)
Section 6.01 is amended and restated in its entirety to read as follows (the modified text is bolded and underlined (where added) and struck-through (where deleted)):

“(b) by either JV Party (the “First Party”) by written notice to the other Parties if (i) the Closing Date shall not have occurred on or prior to the Outside Date or (ii) prior to the Closing, (A) a Change of Control shall have occurred with respect to ~~one of the Parties~~the other JV Party, (B) such Change of Control would, or would reasonably be expected to, in the sole discretion of the First Party, have a material and adverse impact on the benefits reasonably anticipated to accrue to the First Party as a result of the transactions contemplated by this Agreement and (C) the First Party and the other Parties shall have engaged in good faith discussions for at least thirty (30) days regarding the anticipated impact such Change in Control on such transactions; and”

(g)
Each of Sections 8.01, 9.01 and 9.08 is amended by inserting “, ORM,” after “Odyssey, Oceanica” each time that it appears therein;
(h)
Section 9.01 is further amended by (i) deleting subsection (a) thereof an inserting in lieu thereof:

“(a) If to MP:

Mr. Juan Antonio Carlos Cortina Gallardo and Aby Ortega González

Monte Cáucaso 915, Piso 6,

Colonia Lomas de Chapultepec, Mexico City, Mexico

C.P.11000

jcortina@gamsa.com.mx

ccp: abyortega@gamsa.com.mx and icorrales@gamsa.com.mx

With a courtesy copy to:

Mr. José Visoso L.

Galicia Abogados, S.C.

Blvd. Manuel Ávila Camacho No. 24-7

Col. Lomas de Chapultepec, 11000 México D.F.

jvisoso@galicia.com.mx”;

and (ii) adding the following new subsection (e) following subsection (d) thereof:

“(e) If to ORM:

Execution Version

c/o Odyssey Marine Exploration, Inc.

Legal Department

205 S. Hoover Blvd. Suite 210

Tampa, FL 33609, U.S.

legal@odysseymarine.com

With a courtesy copy to

Mr. Andrés Nieto

Assembla, S.C.

Prolongación Paseo de la Reforma 1196, piso 15,

Lomas de Santa Fe, 05348 Cuajimalpa, Ciudad de México

andres.nieto@assembla.law”

1.02
Except as expressly modified hereby or by this Amendment, all terms, conditions and covenants contained in the JV Agreement shall remain in full force and effect.
ARTICLE II.
JOINDER
2.01
Joinder. ORM hereby agrees to be bound by the terms of the JV Agreement as a Party thereunder.
2.02
Representations and Warranties. ORM represents and warrants to MP:
(a)
Organization and Standing. ORM is a limited liability company duly organized and validly existing under the laws of Mexico.
(b)
Authority; Execution. ORM’s authorized representative signatory hereto has all requisite power and authority and full legal capacity to execute and deliver this Joinder. ORM has all requisite power and authority and full legal capacity to perform its obligations under the JV Agreement and to consummate the transactions contemplated thereby. The execution and performance by ORM of this Amendment and the JV Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions provided for therein have been duly and validly authorized by all necessary corporate or other action, if applicable.
(c)
No Conflict or Violation. Assuming that the notices, authorizations, approvals, orders, permits or consents described herein are made, given or obtained (as applicable), the execution, delivery and performance by ORM of this Amendment and the JV Agreement and the consummation of the transactions contemplated hereby, do not (A) conflict with or violate any provision of its bylaws or other organizational documents, (B) violate any applicable law to which such ORM is subject or (C) result in any breach of or constitute a default (or an event that, with notice or lapse of time or

Execution Version

both, would become a default) under any contract to which ORM is a party, except, with respect to subsections (B) and (C) above, for any such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of ORM to consummate the transactions contemplated hereby.
(d)
Litigation. There is no Proceeding pending or threatened, against or affecting Oceanica, or rights, which challenges or seeks to prevent, enjoin or otherwise timely consummate the transactions contemplated in this Agreement.
ARTICLE III.
MISCELLANEOUS
3.01
Governing Law.

This Amendment and all questions of its interpretation shall be governed by and construed in accordance with the laws of Mexico, without regard to the conflict of laws rules thereof.

3.02
Entire Agreement.

The JV Agreement, as amended by this Amendment, represents the entire agreement and understanding between the Parties with respect to the subject matter thereof and hereof, and supersedes any prior agreement or understanding, written or oral, that the parties may have had. This Agreement supersedes the Original Amendment Agreements” in their entirety.

3.03
Severability.

If any Article, Section or paragraph, or any part thereof, of this Amendment is held invalid, ruled illegal or unenforceable under present or future laws effective during the term of the JV Agreement, then it is the intention of the Parties that the remainder of this Amendment and the JV Agreement, or any agreement or document appended thereto or made a part thereof, shall not be affected thereby, unless the deletion of such provision shall cause this Amendment to become materially adverse to any Party in which case the Parties shall negotiate in good faith such changes to this Amendment as will best preserve for the Parties the benefits and obligations of such provision.

3.04
Counterparts.

This Amendment may be executed in any number of counterparts and any one of the Parties may sign such counterpart, each of which, when signed and delivered, shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument. This Amendment shall be binding when one or more copies in the aggregate have been signed and delivered by all Parties. A signed copy of this Amendment or any amendment thereto sent by electronic mail (including, but not limited

Execution Version

to, through electronic signature platforms or through the exchange of PDF copies of executed signature pages) shall be deemed to be data messages and electronic signatures, pursuant to Articles 89, 89 bis, 90, 90 bis and other applicable articles of the Mexican Commercial Code, and therefore shall be deemed to have the same legal effects as the delivery of a signed original of this Amendment and the Parties waive any objection to the contrary. For such purposes, the Parties agree to consider the e-mail addresses specified in Section 9.01 above, as valid, and binding information systems in accordance with Article 91 of the Mexican Commercial Code.

[Remainder of page intentionally left blank; signature page follows]

Execution Version

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

CAPITAL LATINOAMERICANO, S.A. DE C.V.

_______________________

By: Juan Antonio Carlos Cortina Gallardo

Attorney-In-Fact

ODYSSEY MARINE EXPLORATION INC.

_______________________

By: Mark D. Gordon

Chairman and Chief Executive Officer

OCEANICA RESOURCES, S. DE R.L.

_______________________

By: Mark D. Gordon

President

OCEÁNICA RESOURCES MÉXICO, S. DE R.L. DE C.V.

_______________________

By: Mark D. Gordon

Attorney-In-Fact

EXPLORACIONES OCEÁNICAS, S. DE R.L. DE C.V.

_______________________

By: John Daniel Longley Jr.

President